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                                                                     EXHIBIT 1.3


                                POWER OF ATTORNEY

                                       FOR

                              SALE OF COMMON STOCK

                                   EXULT, INC.

        This POWER OF ATTORNEY, dated as of July __, 2001, among the undersigned stockholder (the "Selling Stockholder") and James C. Madden, V and Michael F. Henn, as attorneys-in-fact, is entered into in connection with and in furtherance of a proposed public offering (the "Public Offering") of shares of common stock, $0.0001 par value per share ("Common Stock"), of Exult, Inc., a Delaware corporation (the "Company"). The proposed Public Offering will be effected pursuant to a purchase agreement (the "U.S. Purchase Agreement") to be entered into by and among the Company, the Selling Stockholder, the other stockholders of the Company that may become a party thereto and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and Salomon Smith Barney Inc., as representatives of the several U.S. underwriters (the "U.S. Underwriters") named on Schedule A to the U.S. Purchase Agreement and pursuant to a purchase agreement (the "International Purchase Agreement") to be entered into by and among the Company, the Selling Stockholder, the other stockholders of the Company that may become a party thereto, Merrill Lynch International, Goldman Sachs International and Salomon Brothers International Limited, as representatives of the several international underwriters named on Schedule A to the International Purchase Agreement (the "International Underwriters"). The U.S. Purchase Agreement and the International Purchase Agreement are referred to herein as a "Purchase Agreement" and the U.S. Underwriters and International Underwriters are referred to collectively as the "Underwriters".

        Concurrently with the execution and delivery of this Power of Attorney, the Selling Stockholder is also executing and delivering a Custody Agreement (the "Custody Agreement"), pursuant to which a certificate or certificates representing shares of Common Stock to be sold by the Selling Stockholder are being deposited with U.S. Stock Transfer Corporation as custodian (the "Custodian"). In addition, to the extent the shares of Common Stock to be sold by the Selling Stockholder are to be issued upon the exercise of fully vested, unexercised stock options (the "Stock Options") granted to the Selling Stockholder under the Company's 1999 Stock Option/Stock Issuance Plan, 1999 Special Executive Stock Option Plan or 2000 Equity Incentive Plan (each, a "Plan"), the Selling Stockholder is authorizing herein the exercise of Stock Options that will result in the issuance of a number of shares of Common Stock that, when added to the shares of Common Stock deposited by the Selling Stockholder with the Custodian pursuant to the Custody Agreement will equal at least _________________ shares of Common Stock (the "Shares"). The Selling Stockholder proposes to sell the Shares at a price and on the terms set forth in each Purchase Agreement.

        To the extent that the Selling Stockholder is the holder of rights to require the Company to register shares of Common Stock on the Selling Stockholder's behalf, the Selling Stockholder acknowledges and agrees that the registration of the Shares in the Public Offering when effected pursuant to the Purchase Agreements will be in full satisfaction of such registration rights as the same pertain to said Public Offering.

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        It is understood that at this time there is no commitment on the part of the Underwriters to purchase any of the Shares from the Selling Stockholder, and there is no assurance that a Public Offering of the Shares will take place. Any sale and purchase of the Shares will be upon such terms and subject to such conditions as shall be contained in each Purchase Agreement.

                                    ARTICLE I

        The Selling Stockholder hereby irrevocably makes, constitutes and appoints James C. Madden, V and Michael F. Henn, or either of them, acting singly or together, as the Selling Stockholder's true and lawful agents and attorneys-in-fact ("Attorney-in-Fact") with full power and authority, in the name, place and stead and for and on behalf of the Selling Stockholder (and acknowledges that the each Attorney-in-Fact may also act as attorney-in-fact for any other "Selling Stockholders" (as defined in the Purchase Agreements)) with respect to all matters arising in connection with the sale by the Selling Stockholder of the Shares in connection with the Public Offering as set forth herein, including, the power and authority to do or cause to be done any of the following matters:

        1.1 To do all things necessary to sell, assign, transfer and deliver to the Underwriters, for and on behalf of the Selling Stockholder, all or any portion of the Shares pursuant to the terms of each Purchase Agreement, at the purchase price set forth in each Purchase Agreement, such Shares being represented by the certificate(s) (or, to be represented by certificates upon exercise of the Stock Options) deposited (or, in the case of Shares subject to Stock Options, to be deposited) by or on behalf of the Selling Stockholder with the Custodian.

        1.2 Subject to paragraphs 1.12 and 2.5 of this Power of Attorney, for the purpose of effecting such sale, to negotiate, execute, carry out, deliver, and comply with, all of the provisions of each Purchase Agreement and any amendments or supplements thereto, and to agree to or refrain from agreeing to, in such Attorney-in-Fact's discretion, on behalf of the Selling Stockholder, the terms and conditions thereof (including, without limitation, the execution and delivery of the certificates of the Selling Stockholder referenced in paragraph
1.8 hereof, the per Share price to be paid by the Underwriters, the representations, warranties, agreements and indemnities of the Selling Stockholder, and the provisions concerning the Public Offering of Common Stock by the Underwriters, provided such price per Share shall be the same price per share as is paid by the Underwriters to each of the other Selling Stockholders and the Company for the Common Stock sold by it), such agreement and approval to be conclusively evidenced by the execution and delivery of the respective Purchase Agreement by the Attorney-in-Fact. The Selling Stockholder hereby acknowledges and confirms that the Selling Stockholder has received and reviewed the draft form of each Purchase Agreement, the form of which has been substantially agreed upon by the parties thereto, furnished herewith to the Selling Stockholder (which forms are referred to herein as the "Draft Purchase Agreements"), and that, subject to paragraph 1.12 of the Power of Attorney, such Draft Purchase Agreements may be revised prior to the execution and delivery of each Purchase Agreement by the Attorney-in-Fact. For purposes of effecting such sale, to execute and deliver any amendment or amendments to the Custody Agreement and to alter or modify any of the terms thereof.

        1.3 To use such Attorney-in-Fact's best efforts, but subject to paragraph 1.12 below, to arrange for, prepare or cause to be prepared a Registration Statement (the "Registration


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Statement") under the Securities Act of 1933, as amended (the "Act"), including a Prospectus (the "Prospectus"), relating to the offering and sale of Common Stock of the Company of which the Shares are a part and all amendments thereto and to take all appropriate action with respect to the Registration Statement, including requesting acceleration of the effectiveness of the Registration Statement on behalf of the Selling Stockholder, advising the Securities and Exchange Commission (the "SEC") of the reasons why the Selling Stockholder is offering the Shares, acknowledging that the Registration Statement has received summary, cursory or no review by the SEC and executing all such documents, letters and consents as may in the discretion of the Attorney-in-Fact be necessary or desirable in connection therewith, and to join, in such Attorney-in-Fact's discretion, with the Company in withdrawing the Registration Statement, if the Company should desire to withdraw such registration. The Registration Statement will be generally in the form of the Registration Statement filed with the SEC on July 13, 2001 (File No. 333-64116), but with such corrections, additions or changes as the Company and/or the Attorney-in-Fact may deem appropriate or as may be requested by the SEC, the National Association of Securities Dealers, Inc. or state securities commissioners.

        1.4 On or prior to the Closing Time or any Date of Delivery (as such terms are defined in the Purchase Agreements), and where applicable (i) to exercise, on behalf of the Selling Stockholder, the requisite number of Stock Options by completing and executing a Notice of Exercise (as defined in the Custody Agreement) deposited with the Custodian, that will result in the issuance of a number of shares of Common Stock by the Company that, when added to any shares of Common Stock deposited by the Selling Stockholder with the Custodian on the date hereof and not previously sold pursuant to the terms of the Purchase Agreements, the Custody Agreement and this Power of Attorney, will equal the number of Shares to be delivered by the Selling Stockholder at such Closing Time or Date of Delivery in accordance with the Purchase Agreements and to deliver such executed Notice of Exercise to the Secretary of the Company in accordance with the applicable Plan, (ii) to execute and deliver any additional representation, warranty or document, or to perform any action, required by the Board of Directors of the Company or a committee thereof required by the applicable Plan or any related Option Agreement between the Company and the Selling Stockholder as a result of such exercise in clause (i) above, (iii) to make the necessary arrangements, on behalf of the Selling Stockholder, for the full payment to the Custodian or the Company of the aggregate exercise price of the such exercised Stock Options from the proceeds received from the sale of the shares of Common Stock to be sold by the Selling Stockholder at such Closing Time or Date of Delivery, as the case may be, pursuant to the Purchase Agreements and (iv) to otherwise perform in full the Selling Stockholder's obligations under such Option Agreement(s), receipt of a copy(ies) which is(are) hereby acknowledged.

        1.5 To advance funds for and on behalf of the Selling Stockholder and to cause to be paid (whether by deducting from the offering proceeds to the Selling Stockholder or otherwise) all costs and expenses payable by the Selling Stockholder, if any, pursuant to the provisions of the Purchase Agreements, this Power of Attorney, the Custody Agreement or any other agreement between the Selling Stockholder and the Company, including any underwriting discounts or commissions or any applicable stock transfer taxes chargeable to the Selling Stockholder, all in the discretion of the Attorney-in-Fact.


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        1.6 To make any assurances, communications and reports for and on behalf of the Selling Stockholder to the Underwriters or the Custodian which may be necessary or appropriate to facilitate the sale and delivery of the Shares or to effect the registration of the Shares under the securities laws of any jurisdiction.

        1.7 To execute, acknowledge and deliver with the appropriate authorities such requests, consents, agreements, documents, orders, receipts, requests, notices, instructions, letters, writings and statements, and to take such action as may be deemed appropriate in connection with the registration or qualification under the securities and blue-sky laws of the various jurisdictions in which the Shares are to be sold by the several Underwriters pursuant to each Purchase Agreement.

        1.8 Subject to paragraphs 1.12 and 2.5 below, to execute, verify and deliver to the Underwriters at the Closing Time or any Date of Delivery, as the case may be, for and on behalf of the Selling Stockholder, the certificates of the Selling Stockholder required by the Purchase Agreement with respect to the accuracy as of the Closing Time or any Date of Delivery of the representations of the Selling Stockholder set forth in each Purchase Agreement and this Power of Attorney and the compliance with and the performance by the Selling Stockholder of all of the agreements set forth in each Purchase Agreement to be performed or complied with by the Selling Stockholder at or prior to the Closing Time or any Date of Delivery.

        1.9 To give such orders and instructions to the Company for issuance of the shares of Common Stock as a result of the exercise of any Stock Options pursuant to paragraph 1.4 as the Attorney-in-Fact, or either of them, in his sole discretion shall determine, with respect to (i) the transfer of the Common Stock on the books of the Company in order to effect the sale to the Underwriters, including giving the name or names in which new certificates for such Common Stock are to be issued and the denominations thereof, (ii) the delivery to or for the account of the Underwriters of certificates for such Common Stock against receipt by the Custodian of the purchase price to be paid therefor and (iii) the payment by the Custodian out of the proceeds of such sale of any expenses that are to be borne by the Selling Stockholder in connection with the offer, sale and delivery of the Common Stock.

        1.10 To cause the Custodian, or the Company's transfer agent (the "Transfer Agent"), to receive and hold for transfer upon instructions from the Attorney-in-Fact, certificate(s) for the Shares placed in custody with the Custodian, or certificates for Shares issued pursuant to the Notice of Exercise and to cause the Custodian or the Transfer Agent to receive and hold for transfer upon instructions from the Attorney-in-Fact, certificate(s) representing any such Shares, and to cause the Transfer Agent or the Custodian, upon receipt of instructions from the Attorney-in-Fact, to transfer such Shares and deliver new certificates therefor to the Attorney-in-Fact for delivery to the several Underwriters or to deliver the Shares to the Transfer Agent, for transfer pursuant to the instructions of the Underwriters; and, if necessary, to execute with respect to the Shares, stock powers, in blank in the name of the Selling Stockholder if required by either the Custody Agreement or either Purchase Agreement.

        1.11 To sell to the Underwriters less than all of the Shares, in accordance with separate written instructions, if any, by the Selling Stockholder as to which of the Shares are to be sold first (which instructions, if any, shall be specified on Schedule I to the Custody Agreement), if


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requested to do so by the Underwriters in accordance with a Purchase Agreement, and in the event of a sale of such lesser number of Shares, to instruct the Transfer Agent to issue and/or return certificates representing the balance of the Shares of the Selling Stockholder in excess of those Shares being sold pursuant to either Purchase Agreement in the name of the Selling Stockholder and to deliver any such certificates to the Attorney-in-Fact for redelivery to the Selling Stockholder following the Closing Time or any Date of Delivery, as the case may be.

        1.12 Otherwise, to do all things, including the execution and delivery of all documents necessary, appropriate, required, contemplated or deemed advisable by the Attorney-in-Fact, relating to, and generally to act for and in the name of the Selling Stockholder with respect to the sale and delivery of the Shares to, and the re-offering of the Shares by, the Underwriters, as well as the delivery of the Shares and receipt of payment for the Shares in accordance with the Purchase Agreements by or on behalf of the Selling Stockholder as fully as the Selling Stockholder could if then personally present and acting, including, without limitation, endorsement on behalf of the Selling Stockholder of certificates representing the Shares, to receive payment for the Shares and to deduct therefrom the Selling Stockholder's share, if any, of the offering expenses to the extent payable by the Selling Stockholder pursuant to a Purchase Agreement, except that the Attorney-in-Fact is not empowered to (and agrees that it will not):

               (i) enter into any covenants, representations, warranties or indemnities on behalf of the Selling Stockholder, other than those covenants, representations, warranties and indemnities set forth in each Purchase Agreement and the certificates contemplated thereby as provided by paragraphs 1.2 and 1.8 above or otherwise as specifically authorized herein;

               (ii) furnish or make any material amendments to any information regarding the Selling Stockholder for use in the Registration Statement (including, without limitation, any preliminary prospectus or any prospectus contained in the Registration Statement) without the consent of the Selling Stockholder; and

               (iii) amend or modify the representations, warranties or indemnifications of the Selling Stockholder contained in the Draft Purchase Agreements in such a manner as the Attorney-in-Fact may determine to be materially adverse to the Selling Stockholder.

        1.13 If the Attorney-in-Fact should receive the purchase price of the Shares to be purchased by the Underwriters pursuant to the Purchase Agreements, the Attorney-in-Fact will immediately deposit the amount of the purchase price so received with the Custodian under the Custody Agreement for disposition by the Custodian as provided in the Custody Agreement.

        1.14 The Attorney-in-Fact agrees to notify the Selling Stockholder following the consummation of the transactions contemplated hereby and by the Purchase Agreements of any material agreements, undertakings or actions it has made or undertaken on behalf of the Selling Stockholder, to the extent such agreements, undertakings or actions were not specifically contemplated by the Draft Purchase Agreements or Custody Agreement.


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                                   ARTICLE II

        The Selling Stockholder hereby represents and warrants to, and agrees with the Attorney-in-Fact, that:

        2.1 The Selling Stockholder has all right, power and authority to enter into this Power of Attorney, each Purchase Agreement and the Custody Agreement and to consummate the transactions contemplated hereby and thereby, including, without limitation, the sale, assignment, transfer and delivery of the Shares to be sold by the Selling Stockholder pursuant to each Purchase Agreement. Each of this Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitutes the valid and binding instrument or agreement of the Selling Stockholder enforceable in accordance with its terms except as such enforceability may be limited by general equitable principles, and by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

        2.2 The Selling Stockholder has not, in connection with the sale of the Shares to the Underwriters, distributed any offering material other than that permitted by the Act.

        2.3 The Selling Stockholder has duly executed and placed in custody all of the documents to be delivered to the Custodian pursuant to the Custody Agreement, which include all of the Shares (or irrevocable Notice of Exercise for the purchase of Shares) to be sold by the Selling Stockholder pursuant to the Purchase Agreements.

        2.4 The Selling Stockholder specifically agrees that the Shares represented by the certificate(s) held in custody (or to be held in custody upon exercise of the Stock Options) for the Selling Stockholder pursuant to the Custody Agreement are subject to the interests of the Company, the Underwriters and any other Selling Stockholders who may become parties to a Purchase Agreement; and, in consideration of those interests, and for the purpose of completing the transactions contemplated by the Purchase Agreements and this Power of Attorney, the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorney-in-Fact by this Power of Attorney, shall be deemed coupled with an interest and shall be irrevocable subject to Article V hereof. The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder pursuant to the Purchase Agreements shall not be terminated by operation of law, whether by the death, disability, incompetence or incapacity of any individual Selling Stockholder or, in the case of a trust, partnership, corporation, limited liability company or other entity by the termination, liquidation, winding up, or dissolution of such trust, partnership, corporation, limited liability company or other entity or by the occurrence of any other event (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) subject to
Article V hereof. If, after the execution hereof, any individual Selling Stockholder should die or become disabled, incompetent or incapacitated, or if any Selling Stockholder that is a trust, partnership, corporation, limited liability company or other entity should be terminated, liquidated, wound up or dissolved, or if any other similar event should occur (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) before the delivery of the Shares pursuant to either Purchase


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Agreement, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of the applicable Purchase Agreement and of the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to this Power of Attorney shall be as valid as if such death, disability, incompetence or incapacity, termination, liquidation, winding up or dissolution or other event (including, without limitation, the bankruptcy or insolvency of the Selling Stockholder, or the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary) had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice thereof, subject to Article V hereof. This Power of Attorney shall be binding upon the heirs, executors, successors and assigns of the Selling Stockholder.

        2.5 The Selling Stockholder will immediately notify the Attorney-in-Fact, the Company and the Underwriters of the occurrence of any event which shall cause the representations and warranties of the Selling Stockholder contained herein or in the Draft Purchase Agreements not to be true and correct at any time from the date hereof until the later of the completion of the Public Offering or the expiration of the option granted to the Underwriters pursuant to Section 2(b) of the Purchase Agreements; and, from and after delivery of such notice, the Attorney-in-Fact shall not have any authority hereunder to make or reaffirm, on behalf of the Selling Stockholder, any representation or warranty inconsistent with the information set forth in such notice.

        2.6 The Selling Stockholder understands and agrees that counsel for the Selling Stockholder will be relying upon the representations and warranties and factual information set forth in this Power of Attorney, the Custody Agreement and the Purchase Agreements for the purpose of rendering the legal opinions required by the Underwriters as a condition for consummating the sale of the Shares to be sold by the Selling Stockholder.

                                   ARTICLE III

        The Selling Stockholder agrees, upon execution and delivery of a Purchase Agreement by or on behalf of the Selling Stockholder, to be bound by and to perform each and every covenant and agreement therein of the Selling Stockholder as a Selling Stockholder.

                                   ARTICLE IV

        The Selling Stockholder agrees that the Attorney-in-Fact shall not be liable for any action taken hereunder, for any failure to act hereunder, or for any other reason except bad faith, gross negligence or willful misconduct. The Selling Stockholder hereby agrees to indemnify and hold harmless the Attorney-in-Fact from and against any and all loss, damage, liability or expense which the Attorney-in-Fact may sustain directly or indirectly for any action in connection with this Power of Attorney taken or omitted in good faith or in reasonable reliance and in accordance with an opinion of counsel, who may be counsel for the Company, so long as such loss, damage, liability or expense was or is not due to the Attorney-in-Fact's own bad faith, gross negligence or willful misconduct. It is understood that the Attorney-in-Fact shall serve entirely without compensation, but will be entitled to reimbursement from the Selling Stockholder for all out-of-pocket expenses incurred by the Attorney-in-Fact hereunder, except to the extent that the


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Company has previously agreed with the Selling Stockholder or the
Attorney-in-Fact to bear such expenses. Nothing contained herein shall override or otherwise affect any agreement between the Company and the Selling Stockholder with respect to indemnification or the payment of costs and expenses.

                                    ARTICLE V

        Notwithstanding any other provision of this Power of Attorney to the contrary, this Power of Attorney (excluding Article IV) shall terminate forthwith upon (i) the termination of each Purchase Agreement in accordance with the provisions thereof, or (ii) if the sale of the Shares to the Underwriters is not completed by September 30, 2001. Such termination shall not affect the validity of any lawful action done or performed by the Attorney-in-Fact pursuant hereto prior to such termination. Upon any such termination of this Power of Attorney, the Attorney-in-Fact shall promptly provide written instructions to the Custodian to return the certificate(s) and other documents deposited under the Custody Agreement to the Attorney-in-Fact. The Selling Stockholder directs the Attorney-in-Fact, if this Power of Attorney is terminated as provided herein and after the payment of any expense to be paid or borne by the Selling Stockholder, if any, to redeliver or cause to be redelivered to the Selling Stockholder the certificate(s) and other documents deposited under the Custody Agreement.

                                   ARTICLE VI

        Subject to the provisions of this Power of Attorney, until payment in full for the Shares has been made by the Underwriters to the Custodian or Attorney-in-Fact pursuant to the provisions of the Custody Agreement and the Purchase Agreements, the Selling Stockholder shall remain the owner of all shares of Common Stock delivered to the Custodian for the purpose of exercising the rights of the Selling Stockholder as a stockholder of the Company.

                                   ARTICLE VII

        This Power of Attorney is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law rules thereof which might apply to the laws of any other jurisdiction.

                                  ARTICLE VIII

        8.1 All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery or mailing if delivered or mailed by first class mail, postage prepaid, return receipt requested and addressed or by Federal Express overnight delivery or facsimile transmission: if to the Selling Stockholder, to _________________________________, facsimile number ____________________,
Attention: ________________________________________, with a copy (which copy shall not constitute notice) to _______________________________, facsimile number _________________, Attention: _________________________, and if to the
Attorney-in-Fact, to Personal & Confidential, James C. Madden, V or Michael F. Henn, Exult, Inc., 4 Park Plaza, Suite 1000, Irvine, California 92614, facsimile number (949) 250-8086, with a


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copy (which copy shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 4
Park Plaza, Irvine, California 92614, facsimile number (949) 475-4648,
Attention: Thomas D. Magill.

        8.2 The representations, warranties and agreements of the Selling Stockholder contained herein and in each Purchase Agreement shall survive the sale and delivery of the Shares and the termination of this Power of Attorney.

                                   ARTICLE IX

        The Selling Stockholder ratifies all actions that the Attorney-in-Fact shall do by virtue of and in compliance with this Power of Attorney and all actions provided for herein may be taken by the Attorney-in-Fact.

                                    ARTICLE X

        This Power of Attorney may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by the parties.

                                   ARTICLE XI

        If any provision of this Power of Attorney is found to be unenforceable as applied in any particular case or circumstance in any applicable jurisdiction, such finding shall not render the provision unenforceable in any other case or circumstance, or render any other provision of this Power of Attorney unenforceable to any extent whatsoever.

                           [Signature Page to Follow]


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        IN WITNESS WHEREOF, the parties hereto have executed this Power of
Attorney as of the date first written above.

                                        ATTORNEYS-IN-FACT


                                        ----------------------------------------
                                        James C. Madden, V

                                        ----------------------------------------
                                        Michael F. Henn


                                        SELLING STOCKHOLDER

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

PLEASE CERTIFY THE MARITAL STATUS OF THE SELLING STOCKHOLDER:

[ ] MARRIED. (If married, your spouse MUST execute the attached spousal consent.)

[ ]     NOT MARRIED.

[ ] NOT APPLICABLE (e.g., the stockholder is a trust, corporation, partnership or other entity).


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                                 ACKNOWLEDGEMENT


STATE OF ______________  )
                         )  ss.
COUNTY OF ____________   )

        On July ____, 2001, before me, ________________________, Notary Public, personally appeared __________________________________________, personally known to me and proved on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person executed the instrument.

                                        Notary:
[NOTARIAL SEAL]                                ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Notary Public, State of
                                                                 ---------------
                                        My commission expires:
                                                               -----------------


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                                 SPOUSAL CONSENT

        I, __________, am the spouse of _____________, and hereby acknowledge that I have read, and that I know and understand the contents of the following documents:

        (a) the Power of Attorney to which this Spousal Consent is attached;

        (b) the Custody Agreement (as defined in the Power of Attorney); and

        (c) the Draft Purchase Agreements (as defined in the Power of Attorney).

        I am aware that by the provisions of the Power of Attorney and the Custody Agreement, the Draft Purchase Agreements and the final Purchase Agreements (as defined in the Power of Attorney), my spouse proposes to deposit with the Custodian and to sell to the underwriters certain of his shares of common stock of the Company (the "Shares") and that such proposed sale of Shares shall include any interest that I may have in the Shares, whether as community property or otherwise. I hereby consent to the proposed deposit and sale of my spouse's Shares pursuant to the power of Attorney, the Custody Agreement and the Purchase Agreements and approve of the terms and provisions of such agreements.

        I ACKNOWLEDGE THAT I HAVE BEEN ADVISED TO HAVE THE POWER OF ATTORNEY, THE CUSTODY AGREEMENT AND THE PURCHASE AGREEMENTS REVIEWED BY INDEPENDENT LEGAL COUNSEL AND TO CONSULT WITH SUCH COUNSEL REGARDING THE PROVISIONS OF THE POWER OF ATTORNEY, THE CUSTODY AGREEMENT, THE PURCHASE AGREEMENTS AND THIS CONSENT AND THEIR IMPACT ON ME. I ACKNOWLEDGE THAT I HAVE HAD FULL AND ADEQUATE OPPORTUNITY TO HAVE THE POWER OF ATTORNEY, THE CUSTODY AGREEMENT, THE PURCHASE AGREEMENTS AND THIS CONSENT REVIEWED BY INDEPENDENT LEGAL COUNSEL AND TO DISCUSS THE POWER OF ATTORNEY, THE CUSTODY AGREEMENT, THE PURCHASE AGREEMENTS AND THIS CONSENT WITH SUCH COUNSEL.

Dated:  July __, 2001
                                       -----------------------------------------
                                       Signature of Spouse


                                       -----------------------------------------
                                       Print Name


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